                                   EXHIBIT 11
                       COMPUTATION OF NET INCOME PER SHARE
                  FOR THREE MONTHS ENDED JUNE 30, 2001 AND 2000

                        (In thousands, except share data)

                                                        Three Months Ended
                                                              June 30,
                                                   -------------------------------
                                                       2001               2000
                                                   -----------       -------------
Earnings per common share - basic
Net income ................................        $     1,165       $         149
Preferred dividends .......................                (49)                (49)
                                                   -----------       -------------
Net income - basic ........................        $     1,116       $         100
                                                   -----------       -------------
Weighted average common shares
      outstanding - basic .................          2,256,441           2,252,216
                                                   -----------       -------------
Earning per common share - basic ..........        $      0.49       $        0.04
                                                   -----------       -------------
Earnings per common share - diluted
Net income - basic ........................        $     1,116       $         100
Impact of potential conversion of
     convertible preferred stock
      to common stock .....................                 49                  49
                                                   -----------       -------------
Net income - diluted ......................        $     1,165       $         149
                                                   -----------       -------------
Weighted average shares
      outstanding - basic .................          2,256,441           2,252,216
Effect of dilutive securities - convertible
      preferred stock .....................            208,333             208,333
                                                   -----------       -------------
Weighted average shares
      outstanding - diluted ...............          2,464,774           2,460,549
                                                   -----------       -------------
Earning per common share - diluted ........        $      0.47       Anti-dilutive
                                                   ===========